UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2023

MALIBU BOATS, INC.
(Exact Name of Registrant as specified in its charter)
Commission file number: 001-36290

Delaware	5075 Kimberly Way,	Loudon,	Tennessee	37774	46-4024640
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)				(I.R.S. Employer Identification No.)

(865)	458-5478
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	MBUU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 28, 2023, the Board of Directors (the "Board") of Malibu Boats, Inc. (the "Company") increased the size of the Board from nine to ten members and appointed Nancy Taylor as a member of the Board, to serve as a Class III director until the Company’s 2025 annual meeting of stockholders and until her successor is elected and qualified, or until her earlier death, retirement, resignation or removal. Ms. Taylor was also appointed to serve as a member of the Nominating and Governance Committee and Audit Committee of the Board. The Board has determined that Ms. Taylor is an independent director under the listing standards of the Nasdaq Stock Market LLC ("Nasdaq") and meets the additional independence requirements of Nasdaq with respect to members of the Audit Committee.
Ms. Taylor, 63, served as the President and Chief Executive Officer of Tredegar Corporation, a global manufacturing company, from 2010 until 2015 and was a member of Tredegar’s board of directors from early 2010 until June 2015. During her 24-year career with Tredegar, Ms. Taylor held a variety of leadership positions, including President of Tredegar Film Products, Senior Vice President, Strategy, and General Counsel. Ms. Taylor is currently a director of the following public companies: LL Flooring Holdings, Inc. (NYSE: LL), where she has served as chair of the board since November 2015, and TopBuild Corp. (Nasdaq: BLD), where she has served as chair of the governance committee since May 2019. Ms. Taylor is also a member of the nominating and corporate governance committee and the compliance and regulatory affairs committee of LL Flooring Holdings, Inc. and a member of the audit committee and compensation committee of TopBuild Corp. Ms. Taylor was a member of the board of directors of Verso Corporation from November 2019 through March 2022, where she served as chair of the audit committee and as a member of the compensation committee and the corporate governance and nominating committee. Ms. Taylor also serves on the board of the Boys & Girls Club of Metro Richmond (Virginia). Ms. Taylor holds a bachelor’s degree in Political Science from the College of the Holy Cross and a J.D. degree from The Catholic University of America, Columbus School of Law.
There are no arrangements or understandings between Ms. Taylor and any other person pursuant to which Ms.Taylor was selected as a member of the Board. In addition, there are no transactions in which Ms. Taylor has an interest that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Ms. Taylor will receive compensation for her services as a director in accordance with the Company’s Directors’ Compensation Policy, which is filed as Exhibit 10.14 to the Company’s annual report on Form 10-K for the year ended June 30, 2022. Ms. Taylor also entered into a customary indemnification agreement with the Company, the form of which was previously approved by the Board and is filed as Exhibit 10.13 to the Company’s annual report on Form 10-K for the year ended June 30, 2022.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALIBU BOATS, INC.

	By:	/s/ Jack Springer
Date: May 2, 2023		Jack Springer
Chief Executive Officer